POWER OF ATTORNEY

The  undersigned,  as  a  Section   16  reporting  person  of  Franklin  Electric  Co.,  Inc.  (the "Company"), hereby constitutes and appoints Angela M. Hughes, the undersigned's true and lawful attorney-in-fact to:

I.      complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's  ownership,   acquisition  or  disposition  of   securities  of   the  Company;  and

II.     do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or  national association, the  Company and  such other person or agency as the attorney-in-fact shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing      delivered      to      the      Company      and      the      foregoing      attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of January, 2015.

Signature: /s/ Jennifer L. Sherman

Print Name:  Jennifer L. Sherman